Exhibit 5.1

Cox & Smith I N C O R P O R A T E D ATTORNEYS • COUNSELORS
112 East Pecan Street Suite 1800 San Antonio, Texas 78205-1521 (210) 554-5500 Fax (210) 226-8395 www.coxsmith.com
Writer's Direct Number (210) 554-5268	Writer's E-Mail Address wjmcdono@coxsmith.com

February 2, 2004

Kinetic Concepts, Inc.
8023 Vantage Drive
San Antonio, Texas 78230

                      Re: Registration Statement on Form S-1 by
                      Kinetic Concepts, Inc.

Ladies and Gentlemen:

        We have acted as special Texas counsel to Kinetic Concepts, Inc., a Texas corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on December 31, 2003 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the sale by the Company and certain of its shareholders (the "Selling Shareholders") of shares of common stock, par value $0.001 per share, of the Company (the "Offered Shares") with an aggregate public offering price of up to $460,000,000.

        This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

  (i)
  the Registration Statement relating to the Offered Shares;

  (ii)
  the Amended and Restated Articles of Incorporation of the Company, as amended (the "Articles of Incorporation");

  (iii)
  the Second Amended and Restated By-laws of the Company, as currently in effect (the "By-laws"); and

  (iv)
  certain resolutions adopted on December 19, 2003 by the Board of Directors of the Company (the "Board of Directors") relating to the issuance, sale and registration of the Offered Shares.

        We have also examined and are familiar with originals or copies, the authenticity of which have been established to our satisfaction, of all such other documents, corporate records, certificates of officers of the Company and public officials, and other instruments as we have deemed necessary to express the opinions hereinafter set forth. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, by such parties, and the execution and delivery by such parties of such documents.

        In expressing our opinions herein, we express no opinion as to compliance with federal and state securities laws.

        The opinions expressed herein are limited to the laws of the State of Texas and the federal laws of the United States (the "Applicable Law"). Members of our firm are admitted to the practice of law in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the Applicable Law to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than the Applicable Law, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that, with respect to any offering of the Offered Shares, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; and (ii) the underwriting agreement pursuant to which the Offered Shares are to be sold has been duly authorized, executed and delivered by the Company and the other parties thereto. The Offered Shares, when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Shares will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the use of our name in the Registration Statement as counsel who has expressed an opinion upon certain legal matters in connection with the issuance and sale of the Shares and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the general rules and regulations of the Commission promulgated thereunder.

Yours very truly,
COX & SMITH INCORPORATED
By:	/s/ WILLIAM J. MCDONOUGH, JR. William J. McDonough, Jr., For the Firm